                                                                       Exhibit A

                       NOTE AND WARRANT PURCHASE AGREEMENT



                                      Among


                                 FIND/SVP, Inc.
                        FIND/SVP Published Products, Inc.
                        FIND/SVP Internet Services, Inc.


                                       and


                             FURMAN SELZ SBIC, L.P.










                          Dated as of October 31, 1996

                                TABLE OF CONTENTS

                                                                         Page


I.                THE NOTES AND THE WARRANTS.............................  3
         SECTION 1.01   Purchase and Sale of the Notes and the
                        Warrants.........................................  3
         SECTION 1.02   First Closing Date...............................  3
         SECTION 1.03   The Obligation to Purchase Mandatory
                        Notes and Mandatory Warrants.....................  3
         SECTION 1.04   Second Closing Date..............................  4
         SECTION 1.05   The Right to Call the Additional
                        Securities.......................................  4
         SECTION 1.06   Purchase and Sale of the Additional
                        Securities.......................................  5
         SECTION 1.07   Additional Closing Dates.........................  6

II.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........  6
         SECTION 2.01   Organization, Qualifications and
                        Corporate Power..................................  6
         SECTION 2.02   Authorization of Agreement, Etc..................  7
         SECTION 2.03   Validity.........................................  8
         SECTION 2.04   Capital Stock....................................  9
         SECTION 2.05   Financial Statements.............................  9
         SECTION 2.06   Events Subsequent to September 30, 1996.......... 10
         SECTION 2.07   Actions Pending.................................. 10
         SECTION 2.08   Title to Properties.............................. 10
         SECTION 2.09   Use of Real Property............................. 11
         SECTION 2.10   Taxes............................................ 11
         SECTION 2.11   Environmental Matters............................ 11
         SECTION 2.12   Governmental Approvals........................... 12
         SECTION 2.13   Use of Proceeds.................................. 12
         SECTION 2.14   Offering of the Securities....................... 12
         SECTION 2.15   Other Contracts and Commitments.................. 13
         SECTION 2.16   Compliance with Law.............................. 13
         SECTION 2.17   Employee Benefit Plans........................... 13
         SECTION 2.18   Intellectual Property Rights..................... 14
         SECTION 2.19   SBIC Representations............................. 15
         SECTION 2.20   SEC Filings...................................... 15
         SECTION 2.21   Burdensome Restrictions.......................... 16
         SECTION 2.22   Insurance........................................ 16
         SECTION 2.23   Registration Rights.............................. 16
         SECTION 2.24   Investment Company Act........................... 16
         SECTION 2.25   Compensation..................................... 16
         SECTION 2.26   Bank Debt........................................ 16
         SECTION 2.27   Disclosure....................................... 17

III.              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........ 17

IV.               CONDITIONS TO THE OBLIGATION OF THE PURCHASER.......... 18
         SECTION 4.01   Conditions to the Obligation of the
                        Purchaser with Respect to the First
                        Closing.......................................... 18


                                      - i -



         SECTION 4.02   Conditions to the Obligation of the
                        Purchaser with Respect to the Additional
                        Closing............................................ 22

V.                COVENANTS................................................ 23

VI.               MISCELLANEOUS............................................ 27
         SECTION 6.01   Expenses........................................... 27
         SECTION 6.02   Survival of Representations and
                        Warranties......................................... 27
         SECTION 6.03   Brokerage.......................................... 27
         SECTION 6.04   Parties in Interest................................ 27
         SECTION 6.05   Notices............................................ 27
         SECTION 6.06   LAW GOVERNING...................................... 28
         SECTION 6.07   Entire Agreement................................... 28
         SECTION 6.08   Counterparts....................................... 28



                                INDEX TO EXHIBITS

                                   Description

EXHIBIT A                  Form of Series A Senior Subordinated Note

EXHIBIT B                  Form of Warrant

EXHIBIT C                  Form of Registration Rights Agreement


                               INDEX TO SCHEDULES

                                   Description

2.01(b)           Subsidiaries, Etc.

2.04(a)           Warrants, Etc.

2.06              Events Subsequent to September 30, 1996

2.07              Litigation

2.08              Title to Properties

2.17              Employee Benefit Plans

2.25              Compensation Arrangements

                  NOTE AND WARRANT PURCHASE AGREEMENT, dated as of October 31, 1996, among FIND/SVP, Inc. (the "Company") a New York corporation, FIND/SVP Published Products, Inc., a Delaware corporation ("FPPI"), FIND/SVP Internet Services, Inc., a Delaware corporation ("FISI") (each of FISI and FPPI, a "Subsidiary" and collectively, the "Subsidiaries") and FURMAN SELZ SBIC, L.P., a Delaware limited partnership (the "Purchaser").

                  WHEREAS the Company and the Subsidiaries wish to issue and sell to the Purchaser on the First Closing Date (as defined below) an aggregate of $2,025,000 principal amount of Series A Senior Subordinated Notes Due 2001 of the Company and the Subsidiaries, which shall mature five years from their date of issuance (the "Initial Notes"), substantially in the form attached hereto as Exhibit A; and

                  WHEREAS the Company wishes to issue and sell to the Purchaser on the First Closing Date a warrant or warrants (the "Initial Warrants") to subscribe for 900,000 shares of Common Stock, par value $0.0001 per share, of the Company ("Common Stock"), substantially in the form attached hereto as Exhibit B; and

                  WHEREAS the Company and the Subsidiaries wish to issue and sell to the Purchaser on the Second Closing Date (as defined below), up to an aggregate of $475,000 principal amount of additional Series A Senior Subordinated Notes Due 2001 of the Company and the Subsidiaries, which shall mature five years from their date of issuance (the "Mandatory Notes"), substantially in the form attached hereto as Exhibit A, less the aggregate principal amount of any debt securities issued and delivered by the Company and/or the Subsidiaries to SVP, S.A., a French societe anonyme, or its affiliates ("SVP"), prior to November 30, 1996 (the "French Securities"); and

                  WHEREAS the Company wishes to issue and sell to the Purchaser on the Second Closing Date, a warrant or warrants (the "Mandatory Warrants") to subscribe for up to 211,111 shares of Common Stock (assuming all the Mandatory Notes are issued), substantially in the form attached hereto as Exhibit B; and

                  WHEREAS the Company and the Subsidiaries wish to issue and sell to the Purchaser on each Additional Closing Date (as defined below), subject to the provisions of Section 1.05, 1.06 and 1.07 hereof, up to an aggregate $2,500,000 principal amount of Series B Senior Subordinated Notes of the Company and the Subsidiaries, which shall mature five years from their date of issuance (the "Option Notes", and together with the Initial Notes and any Mandatory Notes, the "Notes"), substantially in the form attached hereto as Exhibit A; and

                  WHEREAS the Company wishes to issue and sell to the Purchaser on each Additional Closing Date, subject to the provisions of Section 1.05, 1.06 and 1.07 hereof, a warrant or warrants to subscribe for up to 1,111,111 Shares of Common Stock (the "Option Warrants" and together with the Initial Warrants and any Mandatory Warrants, the "Warrants"), substantially in the form attached hereto as Exhibit B; and

                  WHEREAS the Company and the Subsidiaries may issue and deliver to SVP prior to November 30, 1996, (i) an aggregate of up to $475,000 principal amount of Series A Senior Subordinated Notes Due 2001 of the Company and the Subsidiaries, which notes shall mature five years from the issue date of the Initial Notes and which vote as a single class with, the Series A Senior Subordinated Notes sold to Purchaser hereunder (the "Similar A Notes"), substantially in the form attached hereto as Exhibit A, with an option to purchase up to an equivalent amount of Series B Senior Subordinated Notes Due 2001, which notes shall mature five years from the date of issuance and which vote as a single class with the Series B Senior Subordinated Notes which may be sold to Purchaser hereunder (the "Similar B Notes" and with the Similar A Notes, the "Similar Notes"), substantially in the form attached hereto as Exhibit A, and (ii) a warrant or warrants to subscribe for up to 211,111 shares of Common Stock, with an option to purchase up to an equivalent amount of warrants (the "Similar Warrants"), substantially in the form attached hereto as Exhibit B, all pursuant to an agreement with the Company and the Subsidiaries substantially similar to this Agreement (except, under the express terms of such agreement, SVP may not recoup its expenses and SVP may only purchase an aggregate of up to $900,000 of notes and warrants (including future optional purchases) (the "SVP Agreement").

                  WHEREAS the proceeds of the sale of the Notes and the Warrants will be used, together with other funds of the Company and the Subsidiaries, to make strategic acquisitions and for general corporate purposes but in no event will such proceeds be used in connection with the joint venture which is the subject of the Joint Venture Agreement by and among Findout, Inc., Warner Books, Inc., and FIND/SVP, Inc., dated as of February 10, 1995 (the "Joint Venture"), so long as any litigation related to the Joint Venture is active, pending or threatened; and

                  WHEREAS the Purchaser wishes to purchase said Notes and Warrants on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

                                       I.

                           THE NOTES AND THE WARRANTS

                  SECTION 1.01 Purchase and Sale of the Notes and the Warrants.
(a) Subject to the terms and conditions set forth herein, on the First Closing Date (i) the Company and the Subsidiaries shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company and the Subsidiaries, the Initial Notes, registered in the name of the Purchaser, at a purchase price equal to $2,004,750, representing 99% of the principal amount thereof; and (ii) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Initial Warrants, having an exercise price (the "Warrant Exercise Price") of $2.25 per share, registered in the name of the Purchaser, at an aggregate purchase price of $20,250. The Initial Notes and the Initial Warrants are herein sometimes collectively referred to as the "Initial Securities."

                  (b) As payment in full for the Initial Securities being purchased by it hereunder on the First Closing Date, and against delivery thereof as aforesaid, the Purchaser shall deliver to the Company, on behalf of the Company and the Subsidiaries, on the First Closing Date a certified or official bank check in New York Clearing House funds, payable to the order of the Company, in the amount of the aggregate purchase price therefore or shall transfer such sum to the account of the Company by wire transfer.

                  SECTION 1.02 First Closing Date. Subject to the terms and conditions hereof, the closing of the sale and purchase of the Initial Securities shall take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022, at 10:00 am, New York time concurrently with the execution hereof (such date and time of closing being herein called the "First Closing Date").

                  SECTION 1.03 The Obligation to Purchase Mandatory Notes and Mandatory Warrants. (a) On the Second Closing Date, (i) the Company and the Subsidiaries shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company and the Subsidiaries, the Mandatory Notes, registered in the name of the Purchaser; and (ii) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Mandatory Warrants, having the Warrant Exercise Price, registered in the name of the Purchaser, or in the event (a "Recalculation Event") that after the First Closing Date any subdivision or combination of Common Stock shall have occurred or any dividend or other distribution upon Common Stock payable in Common Stock shall have been made or declared, the number of shares initially issuable upon exercise of the Mandatory Warrants shall be appropriately adjusted to take into account such Recalculation Event; provided that, (x) the aggregate principal amount of Mandatory Notes to be purchased hereunder shall be $475,000 minus the aggregate principal amount of French Securities issued and delivered prior to November 30, 1996 (the "Mandatory Notes Amount"), if any, and (y) the aggregate number of shares of Common Stock initially issuable upon exercise of Mandatory Warrants to be purchased hereunder equals the Mandatory Notes Amount (expressed as a numeral) multiplied by .4444444. The purchase price for the Mandatory Notes shall be 99% of the Mandatory Notes Amount (i.e., $470,250 assuming all the Mandatory Notes are purchased). The purchase price for the Mandatory Warrants shall be 1% of the Mandatory Notes Amount (i.e., $4,750 assuming all the Mandatory Warrants are purchased). The Mandatory Notes and the Mandatory Warrants to be so purchased hereunder are herein sometimes collectively referred to as the "Mandatory Securities."

                  (b) As payment in full for the Mandatory Securities being purchased by it hereunder on the Second Closing Date, and against delivery thereof as aforesaid, the Purchaser shall deliver to the Company, on behalf of the Company and the Subsidiaries, on the Second Closing Date, a certified or official bank check in New York Clearing House funds, payable to the order of the Company, in the amount of the aggregate purchase price therefore or shall transfer such sum to the account of the Company by wire transfer.

                  SECTION 1.04 Second Closing Date. Subject to the terms and conditions hereof, the closing of the sale and purchase of the Mandatory Securities, if any, shall take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022, at 10:00 am, New York time on December 16, 1996 or on such earlier date as selected by Purchaser (such date and time of closing being herein called the "Second Closing Date").

                  SECTION 1.05 The Right to Call the Additional Securities. (a) The Additional Securities. In addition to the securities to be issued and sold to the Purchaser pursuant to Sections 1.01 and 1.03 hereunder, there shall be reserved for issuance and sale by the Company and the Subsidiaries to the Purchaser, and the Purchaser shall have the right, but not the obligation, from time to time to purchase, (x) from the Company and the Subsidiaries, the Option Notes, which Option Notes shall be substantially similar to the Initial Notes except the issue date shall be the Additional Closing Date and each other date in such Option Notes shall be the exact number of days from any Additional Closing Date that each such date, as such date appears in the Initial Notes, is from the First Closing Date, and (y) from the Company, the Option Warrants, which Option Warrants shall be substantially similar to the Initial Warrants except the issue date shall be the Additional Closing Date and each other date in such Option Warrants shall be the exact number of days from any Additional Closing Date that each such date, as such date appears in the Initial Warrants, is from the First Closing Date, or in the event of a Recalculation Event, the number of shares initially issuable upon exercise of the Option Warrants shall be appropriately adjusted to take into account such Recalculation Event. The maximum principal amount of Option Notes which may be purchased hereunder is $2,025,000 plus the principal amount of Mandatory Notes actually purchased by Purchaser, and the maximum number of shares of Common Stock initially issuable upon exercise of the Option Warrants which may be purchased hereunder is 900,000 plus the number of shares of Common Stock initially issuable upon exercise of the Mandatory Warrants purchased by Purchaser. The Option Notes and the Option Warrants, if any, may only be purchased from time to time and sold hereunder in investment units ("Units") consisting of $1 principal amount of Option Notes and Option Warrants to subscribe for 0.4444444 shares of Common Stock (subject to adjustment in the event of a Recalculation Event and rounded to the nearest whole share of Common Stock), respectively. The number of Units purchased at each Additional Closing Date may not be less than 25,000 Units or such lesser amount of Units which may be available hereunder. The purchase price for each Unit shall be $1.00 per Unit, $0.99 of which shall be allocated to the Option Notes and $0.01 shall be allocated to the Option Warrants.

                  (b) The Right to Call. (i) At any time and from time to time, prior to December 31, 1997, Purchaser shall have the option to require the Company to issue and sell, on the terms and conditions set forth herein, both the Option Notes and the Option Warrants (as adjusted for any Recalculation Events) available for purchase hereunder, by an instrument in writing (a "Call Notice"), executed by Purchaser notifying the Company of Purchaser's intention to purchase such Option Notes and Option Warrants. The Call Notice shall specify the Additional Closing Date for such transaction, which shall be no less than 30 days after the date of the Call Notice and no later December 31, 1997, and the number of Units to be purchased.

                           (ii)     Upon receipt of the Call Notice pursuant to
clause (i) above, the Company shall determine if the conditions, as set forth in
Section 4.02 hereof (the "4.02 Conditions"), will be met by the Additional Closing Date. If the 4.02 Conditions will not be met, the Company shall notify Purchaser in writing within 15 days of receipt of the Call Notice, and shall state with particularity which of the 4.02 Conditions will not be met (the "4.02 Notice"). If the Company delivers a 4.02 Notice to Purchaser, then, prior to the Additional Closing Date, Purchaser may deliver a writing to the Company waiving the 4.02 Conditions for a second closing to occur (the "4.02 Call Notice"). Purchaser may revoke its option to purchase the Optional Notes and Optional Warrants and rescind the Call Notice at any time following receipt of the 4.02 Notice prior to the Additional Closing Date.

                  SECTION 1.06 Purchase and Sale of the Additional Securities.
(a) Subject to the terms and conditions set forth herein, if Purchaser shall have delivered a Call Notice pursuant to Section 1.05(b) above, then, on the Additional Closing Date specified in such effective Call Notice, (i) the Company and the Subsidiaries shall issue and sell to Purchaser, and Purchaser shall purchase from the Company and the Subsidiaries, the Option Notes, and (ii) the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company Option Warrants (as adjusted for each Recalculation Event) at the purchase price set forth in
Section 1.05(a) hereof. The Company shall issue and deliver to Purchaser the Option Warrants and the Company Subsidiaries shall issue and deliver to Purchaser the Option Notes, each registered in the name of Purchaser. The Option Notes and Option Warrants are herein collectively sometimes referred to as "Additional Securities".

                  (b) As payment in full for the Additional Securities being purchased by it hereunder, and against delivery thereof as aforesaid, Purchaser shall deliver to the Company, on behalf of the Company and the Subsidiaries, on the Additional Closing Date a certified or official bank check in New York Clearing House funds, payable to the order of the Company, in the amount of $1.00 per Unit or shall transfer such sum to the account of the Company by wire transfer.

                  SECTION 1.07 Additional Closing Dates. Each Additional Closing Date, if any, shall take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022 at 10 a.m., New York time, not more than 30 days following a Call Notice and no later than December 31, 1997 (which shall not be a day on which banking institutions in New York State are required or authorized to close), as shall be specified in the Call Notice or at such other date and time as may be mutually agreed upon between such Purchaser and the Company (each such date, an "Additional Closing Date").


                                       II.

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SUBSIDIARIES

                  The Company and the Subsidiaries, jointly and severally, represent and warrant to the Purchaser as follows:

                  SECTION 2.01 Organization, Qualifications and Corporate Power.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and is duly licensed or qualified to do business as a foreign corporation, and is in good standing in each other jurisdiction in which the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement annexed hereto as Exhibit C (the "Registration Rights Agreement") and to issue, sell and deliver the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

                  (b) Except as set forth on Schedule 2.01(b) hereof, and except for the capital stock of the Subsidiaries, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or
(ii) any participating interest in any partnership, trust, joint venture or other business enterprise. Except as set forth in said Schedule 2.01(b), the Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary (except for directors' qualifying shares, if any), free and clear of all liens, charges, pledges, security interests or other encumbrances. The capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 2.01(b), no Subsidiary has issued or sold any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or given any person any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation listed in said Schedule 2.01(b) and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of such Subsidiary, and has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. Complete and correct copies of the Articles of Incorporation and By-Laws of the Company and each Subsidiary as in effect on the date hereof have been delivered to the Purchaser. Other than the capital stock of the subsidiaries set forth on Schedule 2.01(b), no Subsidiary owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, trust, joint venture or other business enterprise.

                  SECTION 2.02 Authorization of Agreement, Etc. (a) The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all requisite corporate action and will not violate any provision of law (assuming the accuracy of the representations and warranties of Purchaser in Article III hereof), any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of the Subsidiaries.

                  (b) The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the terms of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Warrants nor the issuance, sale and delivery of the Warrant Shares upon exercise thereof are subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

                  (c) The execution, delivery and performance by each of the Subsidiaries of this Agreement and the Notes, and the performance by each Subsidiary of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law (assuming the accuracy of the representations and warranties of Purchaser set forth in Article III hereof), any order of any court or other agency of government, the Articles of Incorporation or By-laws of any Subsidiary, or any provision of any indenture, agreement or other instrument by which the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Subsidiaries.

                  SECTION 2.03 Validity. (a) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles). The Notes, the Warrants and the Registration Rights Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

                  (b) This Agreement and the Notes have been duly executed and delivered by the Subsidiaries and constitute the legal, valid and binding obligation of each Subsidiary, enforceable in accordance with its terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

                  SECTION 2.04 Capital Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.0001 per share, of which 6,526,244 shares were validly issued and outstanding, fully paid and nonassessable as of October 28, 1996 and 2,000,000 shares of Preferred Stock, $.0001 par value per share, none of which are issued and outstanding. Except as contemplated hereby and as set forth in Schedule 2.04(a) hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding; (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations hereunder and thereunder will not cause the acceleration or vesting of any of the options set forth in
Schedule 2.04(a) or otherwise give rise to any rights or obligations under any so-called "change-of-control" provisions.

                  SECTION 2.05 Financial Statements. The Company has furnished to the Purchaser (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1995, 1994 and 1993 and the related audited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company and the Subsidiaries for the fiscal years ended December 31, 1995, 1994 and 1993, certified by the principal financial officer of the Company; (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of operations of the Company and the Subsidiaries for the fiscal quarter and nine months then ended (the "September 30th Statements"); and (iii) the statement of cash flows of the Company for the nine months then ended. Such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the consolidated financial position of the Company and the Subsidiaries as of such respective dates, and the consolidated results of their respective operations and cash flows for the respective periods then ended; provided however that the September 30th Statements are subject to further restructuring charges of approximately $850,000.

                  SECTION 2.06 Events Subsequent to September 30, 1996. Since September 30, 1996, the businesses of the Company and the Subsidiaries have been operated in the ordinary course and there has not been any material adverse change in the assets, liabilities, income, business, operations or prospects of the Company or the Subsidiaries. Since September 30, 1996, except as set forth in Schedule 2.06 hereto or as contemplated hereby, neither the Company nor any of the Subsidiaries has (i) issued any stock, bonds or other securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on its balance sheet as of September 30, 1996 referred to in Section 2.05 hereof and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) made any changes in officer compensation, or (ix) entered into any transaction except in the ordinary course of business.

                  SECTION 2.07 Actions Pending. Except as set forth in Schedule
2.07 hereof, there are no (a) actions, suits, customer claims in excess of $5,000, proceedings or investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's or any Subsidiaries' knowledge, threatened against or affecting the Company or the Subsidiaries, or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company or the Subsidiaries.

                  SECTION 2.08 Title to Properties. The Company and each Subsidiary have good and marketable title to all of their respective owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances (as defined below). As of the First Closing Date and after giving effect to the transactions contemplated hereby, the Company and each Subsidiary will have good and marketable title to all their respective properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances. As of the First Closing Date and after giving effect to the transactions contemplated hereby, the Company and the Subsidiaries will enjoy peaceful and undisturbed possession under all leases relating to real property and all other leases (other than immaterial leases which can be replaced on substantially the same terms) necessary for the operation of their properties and business; and all such leases are valid and subsisting and in full force and effect. As used herein, "Permitted Encumbrances" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) as described in Schedule 2.08 hereto, (ii) liens for current taxes, assessments and other governmental charges not overdue, (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company or such Subsidiary, (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its Subsidiaries, taken as a whole.

                  SECTION 2.09 Use of Real Property. Neither the Company nor any Subsidiary has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or any Subsidiary and there is no such violation which would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. Neither the Company nor any Subsidiary owns any real property.

                  SECTION 2.10 Taxes. The Company and each Subsidiary has filed or caused to be filed all Federal, state, local and foreign tax returns that are required to be filed and has paid or caused to be paid all taxes shown as due on all such returns or on any assessment received by it.

                  SECTION 2.11 Environmental Matters. The Company and the Subsidiaries have complied with each, and are not in violation of any, federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances, except where such noncompliance or violation would not result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The Company and the Subsidiaries have obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances, the failure of which to obtain or adhere to would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The Company and the Subsidiaries have reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Company and the Subsidiaries have been treated, stored or disposed. Neither the Company nor any Subsidiary has transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or the Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended which claims would result in a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole.

                  SECTION 2.12 Governmental Approvals. Assuming the accuracy of the Representations and Warranties of the Purchaser as set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement, the Notes, the Warrants and the execution and delivery of the Registration Rights Agreement, or the issuance, sale and delivery of the Warrant Shares.

                  SECTION 2.13 Use of Proceeds. The Company and the Subsidiaries will apply the proceeds of the issuance and sale of the Securities, together with the other funds of the Company and the Subsidiaries, to make strategic acquisitions and for general corporate purposes but shall not apply any such proceeds towards the Joint Venture so long as any litigation related to the Joint Venture is active, pending or threatened.

                  SECTION 2.14 Offering of the Securities. Neither the Company, the Subsidiaries nor any person authorized or employed by the Company or the Subsidiaries as agent, broker, dealer or otherwise, in connection with the offering or sale of the Securities or any similar security of the Company or the Subsidiaries, has offered the Securities or any similar security for sale to, or solicited any offers to buy the Securities or any similar security of the Company or the Subsidiaries from, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Purchaser, and neither the

Company, the Subsidiaries nor any person acting on their behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company or the Subsidiaries under circumstances which might require the integration of such offer, issuance or sale with the offer, issuance and sale of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder), which might subject the offering, issuance or sale of the Securities to the registration provisions of the Securities Act.

                  SECTION 2.15 Other Contracts and Commitments. Neither the Company nor any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that may result in any material adverse change in the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

                  SECTION 2.16 Compliance with Law. Neither the Company nor any of the Subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company or such Subsidiary is or was subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or employment matters) to which the Company or such Subsidiary is or was subject, in each case, that would result in any material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. The businesses of the Company and the Subsidiaries are being conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to them, the non-compliance with which would have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole. Neither the Company nor any of the Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of the business of the Company or such Subsidiary, which failure would have a material adverse effect on the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or their properties or assets, taken as a whole.

                  SECTION 2.17 Employee Benefit Plans. (a) The Company (which term shall include, for purposes of this Section 2.17, each of the Subsidiaries) has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Codes of 1954 and/or 1986, as amended, respectively (the "Code"), with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA ("Plan") which the Company (i) has ever adopted, maintained, established or to which the Company has ever been required to contribute or to which the Company has ever contributed or (ii) currently maintains or to which the Company currently contributes or is required to contribute or (iii) currently participates in or is required to participate in.

                  (b) The Company has never maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, a "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                  (c) Notwithstanding anything else set forth herein, the Company has not incurred any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA and other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied in full, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan.

                  (d) Except as set forth on Schedule 2.17, the Company has not committed itself, orally or in writing, to (i) provide or cause to be provided to any person any payments or benefits in addition to, or in lieu of, those payments or benefits set forth under any Plan, or (ii) continue the payment of, or accelerate the payment of, benefits under any Plan, except as expressly set forth thereunder. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to the Purchaser.

                  (e) Except as set forth on Schedule 2.17, the Company has not committed itself, orally or in writing, to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee) except as set forth under any Plan. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to the Purchaser.

                  SECTION 2.18 Intellectual Property Rights. The Company and the Subsidiaries own or possess all patents, trademarks, services marks, trade names, copyrights, licenses, authorizations and other intangible property, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without any known material conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of the Company or the Subsidiaries.

                  SECTION 2.19 SBIC Representations. (a) Neither the Company nor any Subsidiary does in any manner or form discriminate, foster discrimination or permit discrimination against any person belonging to any minority race or believing in any minority creed or religion.

                  (b) The Company, together with its Subsidiaries and affiliates, (i) is not dominant in its field of operation and (ii) does not have net worth in excess of $18 million and did not have average net income after Federal income taxes (excluding any carryover losses) for the preceding two completed fiscal years in excess of $6 million, for purposes of the Small Business Investment Act of 1958, as amended (the "SBIA"), and the regulations of the Small Business Administration ("SBA") promulgated thereunder.

                  (c) To the Company's knowledge, none of its stockholders is a small business investment corporation.

                  SECTION 2.20 SEC Filings. Since January 1, 1994, the Company has timely filed all required reports, statements, schedules and registration statements with the Commission required to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act. The Company has delivered to the Purchaser (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1994 and 1995, (ii) its quarterly report on Form 10-Q for its fiscal quarter ended June 30, 1996 and
(iii) its proxy or information statements relating to meetings of, or action taken without a meeting by, the stockholders of the Company held since January 1, 1994 (the items described in clauses (i), (ii) and (iii) are collectively referred to as "SEC Filings"). The Company has not made any SEC Filing since the filing of its quarterly report on Form 10-Q for its fiscal quarter ending June 30, 1996. As of their respective dates, none of the SEC Filings, including without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 1996, neither the Company nor any Subsidiary has entered into any transaction that would be required to be disclosed in any SEC Filing pursuant to Item 404 of Regulation S-K promulgated by the Commission pursuant to the Securities Act if such SEC Filing was made as of the date hereof.

                  SECTION 2.21 Burdensome Restrictions. Neither the Company nor any Subsidiary is obligated under any contract or agreement or subject to any charter or other corporate restriction which materially adversely affects the Company's or any Subsidiary's business, properties, assets, prospects or condition (financial or otherwise).

                  SECTION 2.22 Insurance. All policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company and its Subsidiaries are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. The amounts of coverage under such policies of insurance for the assets and properties of the Company and its Subsidiaries are adequate against risks usually insured against by persons operating similar businesses and operating similar properties.

                  SECTION 2.23 Registration Rights. Except as contemplated by the Registration Rights Agreement, no person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any Subsidiary.

                  SECTION 2.24 Investment Company Act. The Company is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

                  SECTION 2.25 Compensation Arrangements. Except as set forth in
Schedule 2.25 hereto, (i) neither the Company nor any of the Subsidiaries is a party to any employment or deferred compensation agreements that require payments by the Company or any Subsidiary to any individual in excess of $100,000, or in the aggregate, in excess of $500,000, in each case, in any year
(ii) neither the Company nor any of the Subsidiaries has any bonus, incentive or profit-sharing plans that would require payments by the Company and its Subsidiaries to any individual in an amount equal to or exceeding $50,000 in any one year, and (iii) there are no existing material arrangements or proposed material transactions between the Company or any of the Subsidiaries and any officer or director or holder of more than 5% of the capital stock of the Company or any of the Subsidiaries. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to the Purchaser and shall be amended to the satisfaction of the Purchaser prior to the Closing.

                  SECTION 2.26 Bank Debt. The representations and warranties made by the Company and the Subsidiaries in the Commercial Revolving Loan, Term Loan and Security Agreement between the Company and State Street Bank and Trust Company dated as of April 27, 1995 (the "Credit Agreement") and the related

Commercial Term Promissory Notes between the Company and State Street Bank and Trust Company dated as of May 31, 1996 and September 19, 1996 are true and correct.

                  SECTION 2.27 Disclosure. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company or any Subsidiary which materially adversely affects the business, operations, affairs, prospects, condition, properties or assets of the Company and the Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates, instruments or written statements furnished to the Purchaser by or on behalf of the Company and the Subsidiaries.


                                      III.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Company and the Subsidiaries that it is acquiring the Securities and will acquire the Warrant Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Purchaser further represents that it understands that (i) the Securities have not been, and the Warrant Shares, when issued, sold and delivered upon exercise of the Warrants, will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Securities and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Initial Securities, any Additional Securities and the Warrant Shares will bear a legend to such effect. Purchaser further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Initial Securities, any Mandatory Securities, any Additional Securities and the Warrant Shares only in limited amounts under certain conditions. Purchaser further represents and covenants that it is an "accredited investor", within the meaning of Rule 501(a) of the Securities Act. Purchaser further represents and warrants that it has received all information regarding the Company which it has requested; and that it has been afforded the opportunity to ask questions and receive answers from duly authorized officers or other representatives of the Company concerning the Company and an investment therein.

                                       IV.

                  CONDITIONS TO THE OBLIGATION OF THE PURCHASER

                  SECTION 4.01 Conditions to the Obligation of the Purchaser with Respect to the First Closing and the Second Closing. The obligation of Purchaser to purchase and pay for the Securities being purchased by it on the First Closing Date and the Second Closing Date is, at its option, subject to the satisfaction, on or before such date, of the following conditions:

                  (a) Opinion of Counsel. The Purchaser shall have received from Breslow & Walker, LLP, counsel for the Company, an opinion dated the First Closing Date and, if applicable, a separate opinion dated the Second Closing Date, in form and substance satisfactory to the Purchaser and its counsel, to the effect that:

                           (i) The Company is a corporation duly incorporated,
                  validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement and to issue, sell and deliver the Warrant Shares.

                           (ii) Each Subsidiary is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of its jurisdiction of incorporation; except as set forth on Schedule 2.01(b) to this Agreement, the Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary (except for directors' qualifying shares, if any), free and clear of all liens, charges, pledges, security interests or other encumbrances; and the capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable.

                           (iii) The authorized capital stock of the Company
                  consists of 10,000,000 shares of Common Stock, par value $.0001 per share, of which 6,526,244 shares were validly issued and outstanding, fully paid and nonassessable as of the most recent practicable date and 2,000,000 shares of Preferred Stock, $.0001 par value per share, none of which are issued and outstanding as of the most recent practicable date.

                           (iv) The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles), except that such counsel need express no opinion as to the indemnification provisions of the Registration Rights Agreement.

                           (v) The execution, delivery and performance by the
                  Subsidiaries of this Agreement and the Notes have been duly authorized by all requisite corporate action, and each has been duly executed and delivered by the Subsidiaries and constitutes the legal, valid and binding obligation of the Subsidiaries, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws, to moratorium laws from time to time in effect and to general equity principles).

                           (vi) The execution, delivery and performance by the
                  Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement and the issuance, sale and delivery of the Warrant Shares will not violate the Articles of Incorporation or By-laws of the Company, or, to the best knowledge of such counsel, any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument by which the Company or any of the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of the Subsidiaries, under any such indenture, agreement or other instrument.

                           (vii) The execution, delivery and performance by the
                  Subsidiaries of this Agreement and the Notes will not violate the Articles of Incorporation or Bylaws of the Subsidiaries, or, to the best knowledge of such counsel, any provision of law, any order of any court or other agency of government, any provision of any indenture, agreement or other instrument by which the Subsidiaries or any of their respective properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Subsidiaries, under any such indenture, agreement or other instrument.

                           (viii) The issuance, sale and delivery of the Warrant
                  Shares upon exercise of the Warrants have been duly authorized by all requisite corporate action, and the Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when issued and paid for in accordance with the provisions of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance, sale and delivery of the Warrants nor the issuance, sale and delivery of the Warrant Shares upon exercise thereof are subject to any preemptive rights of stockholders of the Company pursuant to law, the Company's Certificate of Incorporation, Bylaws or, to the best knowledge of such counsel, any contract, any right of first refusal or other similar right in favor of any person.

                           (ix) The issuance, sale and delivery of the
                  Securities to each Purchaser on the closing date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants will be exempt from such requirements, provided, in each case, that such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

                  (b) Representations and Warranties to Be True and Correct. Solely with respect to the second closing, the representations and warranties contained in Article II hereof shall be true and correct on and as of the Second Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

                  (c) Performance. Solely with respect to the second closing, the Company and the Subsidiaries shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Second Closing Date, and the President of the Company shall have certified to such effect to the Purchasers in writing.

                  (d) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and the Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and their counsel, Dechert Price & Rhoads, and the Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (e) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

                  (f) Supporting Documents. On or prior to the First Closing Date, the Purchaser and its counsel shall have received copies of the following supporting documents:

                           (i) (A) copies of the Articles of Incorporation of
                  the Company and each Subsidiary, and all amendments thereto, certified as of a recent date by the Secretaries of State of the States of their respective jurisdictions and (B) a certificate of each said Secretaries dated as of a recent date as to the due incorporation and good standing of the Company and the Subsidiaries and listing all documents of the Company and the Subsidiaries on file with said Secretaries;

                           (ii) a certificate of the Secretary or an Assistant
                  Secretary of the Company and each Subsidiary dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Company or the Subsidiary, as the case may be, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company or the Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, the issuance, sale and delivery of the Initial Securities, the Mandatory Securities and the Additional Securities and the reservation, issuance and delivery of the Warrant Shares, as the case may be, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Notes, the Warrants and the Registration Rights Agreement, as the case may be; (C) that the Articles of Incorporation of the Company or the Subsidiary, as the case may be, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company or the Subsidiary, as the case may be, executing this Agreement, the Securities and the

                  Registration Rights Agreement, and any certificate or instrument furnished pursuant hereto, as the case may be, and a certification by another officer of the Company or Subsidiary, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

                           (iii) such additional supporting documents and other
                  information with respect to the operations and affairs of the Company and the Subsidiaries as the Purchaser or their counsel may reasonably request.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

                  SECTION 4.02 Conditions to the Obligation of the Purchaser with Respect to the Additional Closing. The obligation of the Purchaser to purchase and pay for the Additional Securities being purchased by it on each Additional Closing Date is, at its option, subject to the satisfaction, on or before each such date, of the following conditions:

                  (a) Consummation of First Closing. On the First Closing Date, the Purchaser shall have purchased and paid for the Initial Securities.

                  (b) Call Notice. A Call Notice shall have been given pursuant to Section 1.03 above.

                  (c) Legal Opinion. The Purchaser shall have received from Breslow & Walker, LLP, counsel for the Company, or a successor counsel to such firm, an opinion dated each Additional Closing Date, in form and substance satisfactory to the Purchaser and their counsel, substantially to the effect as set forth in Section 4.01(a).

                  (d) Representations and Warranties to Be True and Correct. The representations and warranties contained in Article II hereof shall have been true as of the First Closing Date, and Sections 2.01, 2.02, 2.03, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.19, 2.20, 2.24 and 2.29 of such Article shall be true as of the Additional Closing Date, on both occasions with the same effect as though such representations and warranties had been made on and as of such date (except as any such representations or warranties may have been modified as a result of transactions contemplated by this Agreement), and the Company shall have certified to such effect to the Purchaser in writing.

                  (e) Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it or prior to the Additional Closing Date, and the President of the Company shall have certified to such effect to the Purchaser in writing.

                  (f) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, Dechert Price & Rhoads, and the Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (g) Supporting Documents. On or prior to the Additional Closing Date the Purchaser and its counsel shall have received copies of the supporting documents referred to in Section 4.01(f) hereto.

                  All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

                  In the event that the Articles of Incorporation and/or By-laws of the Company shall not have been amended since the First Closing Date or the immediately preceding Subsequent Closing Date, as the case may be, the Company may, in lieu of furnishing such documents, cause the certificate with respect thereto contemplated by paragraph (f) above to be replaced by a certificate as to the fact that such documents were previously furnished and to the absence of any amendments thereto.


                                       V.

                                    COVENANTS

         The Company, the Subsidiaries and the Purchaser covenant and agree as follows:

                  (a) Financial Statements, Reports, Etc. So long as Purchaser or any subsequent holder shall individually hold of record 25% of Initial Notes, Mandatory Notes and Option Notes, if any, in the aggregate, 25% of the Initial Warrants, Mandatory Warrants and Option Warrants, if any, in the aggregate or 25% of the Warrant Shares issued and issuable pursuant to the Warrants, the Company shall furnish to Purchaser, or, in the event the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, any such subsequent holder of such securities purchased in a private transaction:

                           (i) within 90 days after the end of each fiscal year
                  of the Company, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, and the related consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent public accountants of recognized national standing selected by the Company and reasonably acceptable to Purchaser;

                           (ii) within 45 days after the end of each fiscal
                  quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and cash flows of the Company and its subsidiaries, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income and cash flows to be for such fiscal quarter, for the corresponding fiscal quarter of the immediately preceding fiscal year, for the period from the beginning of the fiscal year to the end of such fiscal quarter and for the period from the beginning of the immediately preceding year to the end of the corresponding fiscal quarter in such fiscal year, in each case subject to normal year-end adjustments;

                           (iii) within 30 days after the end of each month in
                  each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of income, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

                           (iv) within 30 days following the beginning of each
                  fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed operating budget for the Company and the subsidiaries, including anticipated monthly income statements and cash flow statements during such fiscal year and a projected balance sheet as of the end of such fiscal year, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith judgment in respect thereof of the chief executive officer of the Company) behind the projections contained in such financial statements, and each monthly statement of income furnished pursuant to (iii) above shall reflect variances from such operating budget, as the same may from time to time be revised;

                           (v) promptly upon filing, copies of all registration
                  statements, prospectuses, periodic reports and other documents filed by the Company with the Commission;

                           (vi) promptly, from time to time, such other
                  information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as the Purchaser or such other holders may reasonably request (the term "subsidiary" as used herein being defined to mean any corporation or other business entity a majority of whose outstanding voting stock entitled to vote for the election of directors is at the time owned by the Company and/or one or more other subsidiaries); and

                           (vii) within 45 days after the end of each fiscal
                  quarter in each fiscal year, a certificate signed by the Chief Executive Officer of the Company and each Subsidiary certifying that the Company and the Subsidiaries are in compliance with all covenants contained herein and in the Notes.

                  (b) Small Business Administration Forms. The Company shall execute Forms 480 ("Size Status Declaration") and 652-D ("Assurance of Compliance") of the SBA and any other documents that may be required by the SBA or any other governmental agency having jurisdiction over the activities of the Purchaser, or which Purchaser may reasonably require in connection therewith.

                  (c) Use of Proceeds. The Company and the Subsidiaries shall use the proceeds received from the sale of the Securities pursuant to this Agreement as set forth in Section 2.13. The Company and the Subsidiaries shall give Purchaser, their agents and representatives, reasonable access following reasonable prior notice during normal business hours to the books, records, facilities, personnel and accountants of the Company and the Subsidiaries so that Purchaser may review the Company's compliance with the provisions of this section.

                  (d) Board of Directors. So long as Purchaser owns of record either (i) 25% in aggregate principal amount of the Initial Notes and any Mandatory Notes, in the aggregate, issued pursuant to this Agreement; (ii) 25% in aggregate principal amount of the Option Notes; or (iii) 25% of the Warrants issued pursuant to this Agreement (for purposes of this subsection (d) record ownership of Warrant Shares issued to Purchaser pursuant to exercise of the Warrants shall be considered continued ownership of the Warrants) (the amounts in clauses (i), (ii) and (iii) above are hereinafter referred to as a "Qualifying Amount"); then Purchaser shall have the right (x) following the First Closing Date, to designate one director (the "Designee") to the Company's board of directors (the "Board") and (y) following any Additional Closing Date(s) after which the Purchaser shall have purchased all of the available Option Securities hereunder, to designate a second Designee to the Board. The Company and the Board shall each use its best efforts, at any time and from time to time so long as Purchaser owns of record a Qualifying Amount of any Notes or Warrants, to cause such Designee or Designees as the case may be, to be elected to the Board. The best efforts of the Board shall include, but not be limited to, (i) increasing by one or two, as applicable, the number of directors on the Board, (ii) the appointment at the First Closing Date or Additional Closing Date of such Designee or Designees as the case may be, to the Board as a Director in accordance with Section 705 of the New York Business Corporation Law, (iii) the inclusion of the Designee or Designees as the case may be, on any proxy statement or other materials prepared and delivered to the Company's stockholders with respect to any election of Directors, such inclusion to comply with any applicable legal requirements and (iv) the recommendation to the Company's stockholders that the Designee or Designees, as the case may be, be elected as director(s) of the Board.

                  (e) Upon notice given as provided in the Notes, the Company may, at its option, prepay the outstanding principal amount of Notes in whole or in part, in multiples of $100,000, from time to time, at the principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment; provided, however, that any such prepayment shall first be applied against the principal amount outstanding and interest accrued thereon of the Option Notes, and the balance, if any, shall be applied against the principal amount outstanding and interest accrued thereon of the Mandatory Notes, and the balance, if any, shall be applied against the principal amount outstanding and interest accrued thereon of the Initial Notes.

                  (f) Indemnity. The Company and its Subsidiaries hereby jointly and severally agree to indemnify and hold the Purchaser and its directors, officers, employees, affiliates, partners and agents (collectively, "Indemnified Parties") harmless from and against: (a) any loss, damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the Company or any of its subsidiaries contained in this Agreement or in any statement or document furnished to the Indemnified Parties in connection with the transactions contemplated hereby; (b) any and all suits (including, without limitation, any active, pending or threatened litigation relating to the Joint Venture), actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, attorney's fees) which may be incurred by or asserted against the Indemnified Parties as the result of the Purchaser having entered into this Agreement, extended credit hereunder or otherwise; and (c) any all suits,, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, attorney's fees) which may be incurred by or asserted against the Indemnified Parties relating in any way, whether as a party or otherwise, to the action captioned Findout Corporation et al. v. FIND/SVP et al., Index No. 105079/96 (Supreme Court of New York, County of New York).

                                       VI.

                                  MISCELLANEOUS

                  SECTION 6.01 Expenses. The Company and the Subsidiaries will pay their own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and in addition to any obligations of the Company and the Subsidiaries to pay certain expenses of the Purchaser as set forth in the Notes, Warrants and Registration Rights Agreement, the Company shall pay up to $60,000 of the out-of-pocket fees, costs and expenses of Furman Selz and its counsel and accountants in connection with the preparation of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the transactions contemplated hereby and thereby, including the preparation and filing (including filing fees) of any documents with the U.S. Securities and Exchange Commission.

                  SECTION 6.02 Survival of Representations and Warranties. All representations and warranties made herein to each Purchaser and in any certificate or other instrument delivered by the Company and any Subsidiary hereunder shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Initial Securities, the Mandatory Notes or any Additional Securities pursuant hereto until the earlier of (i) the date on which no Initial Securities, Mandatory Securities, Additional Securities or Warrant Shares are issued and outstanding and owned of record by Purchaser and
(ii) 10 years from the First Closing Date.

                  SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

                  SECTION 6.04 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not.

                  SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

                  (a)      if to the Company or any Subsidiary, at

                           Find/SVP, Inc.
                           625 Avenue of the Americas
                           New York, NY 10011

                           with a copy to:

                           Breslow & Walker
                           875 Third Avenue
                           New York, NY 10022
                           Attention:  Howard S. Breslow, Esq.

                           and after January 1, 1997

                           767 Third Avenue
                           New York, NY 10011


                  (b)      if to Furman Selz at:

                           230 Park Avenue
                           New York, NY 10169
                           Attention:  James Luikart

                           with a copy to:

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attention:  Carmen J. Romano, Esq.

                  (c) if to any subsequent holder of Securities or Warrant Shares, to such holder at its address appearing on the records of the Company;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

                  SECTION 6.06 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

                  SECTION 6.07 Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

                  SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company, the Subsidiaries and the Purchaser have executed this Agreement as of the day and year first above written.

                                      FIND/SVP, INC.


                                      By  /S/ Andrew P. Garvin
                                          --------------------
                                             President
[Corporate Seal]

Attest:

/S/ Peter J. Fiorillo
---------------------
      Secretary

                                      FIND/SVP INTERNET SERVICES, INC.

                                      By  /S/ Andrew P. Garvin
                                          --------------------
                                             President
[Corporate Seal]

Attest:

/S/ Peter J. Fiorillo
---------------------
      Secretary

                                      FIND/SVP PUBLISHED PRODUCTS, INC.


                                      By  /S/ Andrew P. Garvin
                                          --------------------
                                             President
[Corporate Seal]

Attest:

/S/ Peter J. Fiorillo
---------------------
      Secretary


                                   PURCHASER:

                                   FURMAN SELZ SBIC, L.P.
                                   By: FURMAN SELZ SBIC INVESTMENTS LLC,
                                       General Partner


                                       By:/S/ James L. Luikart
                                          ------------------------
                                          Executive Vice President

                                                                       EXHIBIT A


                                  SERIES A NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR, IN THE OPINION OF COUNSEL, AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF OCTOBER 31, 1996 BY AND AMONG FIND/SVP, INC., FIND/SVP PUBLISHED PRODUCTS, INC., FURMAN SELZ SBIC, L.P. AND STATE STREET BANK AND TRUST COMPANY.

                                 FIND/SVP, INC.
                        FIND/SVP PUBLISHED PRODUCTS, INC.
                        FIND/SVP INTERNET SERVICES, INC.

                        Series A Senior Subordinated Note
                              Due October 31, 2001

Registered                                                    New York, New York
($2,025,000.00)                                                 October 31, 1996


                  FIND/SVP INC., a New York corporation (the "Corporation"), FIND/SVP Published Products, Inc., a Delaware corporation ("FSPP"), and FIND/SVP Internet Services, Inc., a Delaware corporation ("FISI") (each of FSPP and FISI a "Subsidiary" and collectively, the "Subsidiaries"), for value received, hereby jointly and severally promise to pay to the order of FURMAN SELZ SBIC, L.P., a Delaware limited partnership or registered assigns, the principal sum of Two Million Twenty- Five Thousand Dollars ($2,025,000.00), on October 31, 2001 and to pay interest as set forth below.

                  The payment of principal and interest on this Note shall be in such currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                  1. Notes. This Note is one of a series of notes issued pursuant to or contemplated by a certain Note and Warrant Purchase Agreement, dated as of October 31, 1996, among the Corporation, the Subsidiaries and Furman Selz SBIC, L.P. (the "Purchase Agreement"). The Purchase Agreement provides for, among other things, the issuance of (i) Series A Senior Subordinated Notes Due 2001 in an aggregate principal amount of $2,500,000, (ii) warrants (the "Warrants") to subscribe to up to 1,111,111 shares of the common stock, par value $.0001 per share, of the Corporation (the "Common Stock"), (iii) Series B Senior Subordinated Notes in an aggregate principal amount of $2,500,000

(the "Series B Notes") and (iv) additional warrants to subscribe to up to 1,111,111 shares of Common Stock, the securities described in both (iii) and
(iv) immediately above to be issued at the option of the purchasers thereof. This Series A Senior Subordinated Note Due 2001 and any such Note subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Notes". Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement. References herein to "Series A Subordinated Notes" shall mean all Series A Senior Subordinated Notes Due 2001 issued pursuant to the Purchase Agreement and all Similar A Notes (as defined in the Purchase Agreement).

                  2. Interest. Interest shall accrue on the unpaid principal balance of this Note at an annual rate of 12%. Accrued but unpaid interest shall be due and payable on the unpaid principal balance of this Note on each of November 30, 1997, November 30, 1998, and each May 30 and November 30 of each year thereafter, beginning on May 30, 1999 except the final payment of interest shall be due and payable on October 31, 2001; provided that one-half of the interest due and payable on November 30, 1997 shall be deferred and shall be payable on November 30, 2000 and one-half of the interest due and payable on November 30, 1998, May 30, 1999 and November 30, 1999 shall be deferred and shall be payable on October 31, 2001. Any interest deferred pursuant to the preceding sentence shall compound and accrue interest at the rate of this Note until paid. All interest hereunder shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on overdue principal and interest payments shall accrue at an annual rate of 12% and shall be payable on demand.

                  3. Payments of Interest and Principal. All payments of principal and interest hereunder shall be paid to the holder hereof by wire transfer in immediately available funds. Wire transfer payments of interest and principal on this Note is conditioned upon the holder providing to the Corporation duly authorized instructions for the wire transfer of such amounts to the holder's designated account. If principal or interest on this Note becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a legal holiday under the laws of the State of New York.

                  4. Transfer or Exchange of Notes. The Corporation shall keep at its office or agency maintained as provided in subsection (a) of Section 12 a register in which the Corporation shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange, as a whole or in part, in multiples of $100,000, at the office or agency of the Corporation maintained as provided in subsection (a) of Section 12, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive from the Obligors (as defined below) in exchange therefor a Note or Notes in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney, duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

                  5. Loss, Theft, Destruction or Mutilation of Note. If this
Note is lost, stolen, mutilated or destroyed, the Obligors may, on such terms as to indemnity or otherwise as the Corporation may in its discretion reasonably impose (which shall, in the case of a mutilated Note, include the surrender thereof), issue a new Note of like denomination and tenor as the Note so lost, stolen, mutilated or destroyed. Any such new Note shall constitute an original contractual obligation of the Obligors, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by anyone.

                  6. Persons Deemed Owners; Holders. The Obligors may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder," as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

                  7. Prepayments. Prepayments on this Note may be made only in accordance with the provisions of the Purchase Agreement and Sections 8 through 11 hereof.

                  8. Notice of Prepayment and Other Notices. The Obligors shall give written notice of prepayment of this Note or any portion hereof not less than 30 nor not more than 60 days prior to the date fixed for such prepayment. Such notice and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Corporation on the date of mailing such notice of prepayment or other notice.

                  9. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose of prepayment, the Obligors shall fail to pay this Note or such portion, as the case may be, on such date, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest thereon, shall bear interest on and after the date fixed for such prepayment and until paid at the rate of 12% per annum.

                  10. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Obligors to execute and deliver at the expense of the Obligors (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

                  11. Allocation of Payments. In the case of a prepayment of less than all the Notes at the time outstanding, the aggregate principal amount to be prepaid shall be allocated (in units of $1,000 or integral multiples thereof) among the holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes (not theretofore called for prepayment) then held by them, respectively, with adjustment, to the extent practicable, to equalize for any prior unequal prepayments.

                  12. Affirmative Covenants. The Corporation, the Subsidiaries and any Future Obligor (as defined below) (the Corporation, the Subsidiaries and any Future Obligor are collectively herein referred to as "Obligors"), jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

                  (a) Maintenance of Office. The Obligors will maintain an office or agency in New York, New York (or such other place in the United States of America as the Corporation and the Subsidiaries may designate in writing to the registered holder hereof), where the Notes may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon Obligors in respect of the Notes may be served and where, at the option of the holders thereof, the Notes may be presented for payment. Until the Obligors otherwise notifies the holders of the Notes, said office shall be the principal office of the Obligors in New York, New York.

                  (b) Payment of Taxes. Obligors will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon any of the Obligors and their subsidiaries or upon the income and profits of any of the Obligors and their subsidiaries, or upon any property, real, personal or mixed, belonging to any of the Obligors and their subsidiaries, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, however, that the Obligors and their subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as both (x) the Obligor or its subsidiary, as the case may be, has set aside adequate reserves for such tax, assessment, charge, levy or claim and (y)(i) an Obligor or its subsidiary, as the case may be, shall be contesting the validity thereof in good faith by appropriate proceedings or (ii) an the Obligor or its subsidiary, as the case may be, shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

                  (c) Corporate Existence. The Obligors and their subsidiaries will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect each of their corporate existence, rights and franchises under the laws of the United States or any State thereof or the District of Columbia; provided, however, that nothing in this subsection (c) shall prevent the abandonment or termination of any rights or franchises of the Obligors and their subsidiaries, if such abandonment or termination is, in the good faith business judgment of the Obligors and their subsidiaries, in the best interests of the Obligors and not disadvantageous to the holder of this Note.

                  (d) Maintenance of Property. The Obligors and their subsidiaries will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all their respective significant properties used in the conduct of the business of the Obligors and their subsidiaries, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (d) shall require (i) the making of any repair or renewal or
(ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets (the sale or other disposition of which would not constitute an event of default hereunder), if such action (or inaction) is, in the good faith business judgment of the Obligors and their subsidiaries, as the case may be, in the best interests of the Obligors and their subsidiaries, as the case may be.

                  (e) Insurance. The Obligors will (i) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Obligors.

                  (f) Keeping of Books. The Obligors will at all times keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                  (g) Transactions with Affiliates. Neither the Corporation, its subsidiaries, nor any Future Obligor or any of their subsidiaries will enter into any transaction or series of transactions with any director (other than the provision of legal services by Breslow & Walker LLP), officer, stockholder, employee (other than future compensation of officers or employees in the ordinary course of business, including grants of stock options under Company approved plans and employment contracts) or affiliate thereof (other than transactions by and among any of the Obligors and their subsidiaries but not including any subsidiary in which any Obligor, directly or indirectly, owns less than 95% of the Capital Stock (as defined below) or other ownership interest, as the case may be, of such subsidiary), except on terms and conditions that, in the reasonable judgment of the Board of Directors, are no less favorable to the Obligors, as the case may be, than the terms and conditions which the Obligors, as the case may be, could obtain in a transaction with an unaffiliated person on an arm's length basis.

                  (h) Subsidiary Ownership. So long as this Note shall remain outstanding, the Corporation shall own 100% of the Capital Stock (as defined below) of each Subsidiary or Future Obligor, other than arrangements that exist on the date of the issuance of this Note and are set forth on Schedule 2.01(b) of the Purchase Agreement.

                  (i) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 15 shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall immediately after it becomes aware that any such event would with or without notice or lapse of time or both constitute such an Event of Default or that such demand has been made or that any such action has been taken, give notice to the holder of this Note, specifying the nature of such event or of such demand or action, as the case may be.

                  13. Negative Covenants. The Obligors, jointly and severally, covenant and agree that, so long as any Note shall be outstanding:

                  (a) No Obligor nor its subsidiaries shall invest in, contribute capital to or otherwise acquire or create any interest in or the right to acquire any interest in, directly or indirectly, any corporation, partnership, joint venture, business trust, limited liability company or other business enterprise (collectively, "Entity"), other than an Obligor or the Joint Venture unless (i) such Entity agrees, in a writing satisfactory to the holder hereof, to become a joint obligor of this Note (a "Future Obligor") and (ii) at the time of and after giving effect to such transaction, no Event of Default, and no event with which the giving of notice or passage of time will be an Event of Default, exists; provided, however, such Entity shall not be required to become a Future Obligor if either (x) the holders of not less than 66 2/3% of the Series A Subordinated Notes consent in writing to such transaction or (y) such transaction or transactions, in the aggregate, will result in the Obligors and their subsidiaries owning, in the aggregate, directly or indirectly, not more than 10% of the Capital Stock or other ownership interest, as the case may be, of such Entity and (z) in the case of either (x) or (y), at the time of and after giving effect to such transaction, no Event of Default, and no event with which the giving of notice or passage of time will be an Event of Default, exists.

                  (b) Restricted Payments. None of the Obligors or their subsidiaries shall (i) declare or pay any dividend on, or authorize or make any distribution in respect of their Capital Stock (as defined below) or similar payment to the holders of their Capital Stock (including any payment in connection with any merger or consolidation involving any Obligor or its subsidiaries), except dividends or distributions payable solely in its Capital Stock (other than Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (B) is convertible or exchangeable, at the option of the holder thereof, for Debt (as defined below) or (C) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity date of this Note ("Disqualified Stock")) and except dividends payable to the Obligors or their wholly-owned subsidiaries;
(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Obligors or their subsidiaries, including the exercise of any option to exchange any Capital Stock into Disqualified Stock; or (iii) purchase, repurchase, redeem, permit or cause defeasance or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Debt (as defined below) which is junior or pari passu in right of payment to this Note (other than any Debt issued pursuant to the Purchase Agreement). As used herein, "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of any person, including any preferred stock, but excluding any debt securities convertible into such equity.

                  (c)      Restrictions on Debt.

                           (i) As used herein, "Debt" of a person means at any
date, without duplication, whether or not contingent, (A) all obligations for borrowed money of such person, (B) all obligations of such person evidenced by bonds, debentures, notes, letters of credit or similar instruments, (C) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and other liabilities arising in the ordinary course of business, (D) all reimbursement obligations of such person, (E) all obligations of such person as lessee under capital leases, (F) all debt of others secured by a lien on any asset of such person and (G) any Debt of others guaranteed by such person.

                           (ii) The Obligors and their subsidiaries shall not
have outstanding at any time any Debt other than (A) Senior Debt (as defined below) not in excess of $4,500,000; (B) Debt issued pursuant to the Purchase Agreement; Debt which is issued as Similar Notes (as defined in the Purchase Agreement) provided that the terms of the Similar A Notes and the Similar B Notes (as defined in the Purchase Agreement) state and the holders thereof have agreed in writing that such Similar A Notes and Similar B Notes shall constitute the same series of notes as, and vote as a single class with, this Note and the Series B Notes, respectively; and (C) any other Debt, including additional Senior Debt, not exceeding $5,000,000 in the aggregate. For purposes of the preceding sentence, Debt of any Entity which is outstanding on the date such Entity is acquired by any Obligor or their subsidiaries shall be deemed to be Debt outstanding of such Obligor or subsidiary as of the date of such acquisition.

                           (iii) The Obligors and their subsidiaries shall not
incur, directly or indirectly, any Debt which is senior in right of payment to the Notes and is subordinate or junior in any respect in right of payment to any other Debt.

                  (d) Disposition of Assets Not in the Ordinary Course. The Obligors and their subsidiaries will not, directly or indirectly, sell, transfer, assign, convey, abandon or otherwise dispose of any asset not in the ordinary course of business other than in exchange for each such asset's fair market value. In addition, the Obligors and their subsidiaries shall (i) use the proceeds of such disposition to repay any Debt which is senior in right of payment to the Notes, (ii) reinvest such proceeds in the Obligors and their subsidiaries, or (iii) prepay the Notes.

                  (e) Limitation on Payment Restrictions Affecting Subsidiaries. The Obligors shall not, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts the ability of any subsidiary of the Obligors to (i) pay dividends or make any other distributions on such subsidiary's capital stock or pay any Debt owed to the Obligors, (ii) make any loans or advances to the Obligors or (iii) transfer any of its property or assets to the Obligors, except for any restrictions existing under agreements in effect at the time of, or entered into concurrently with, the issuance of this Note, including the restrictions contained in the Credit Agreement, to the extent that such restrictions are set forth in such agreement as in effect on the date of the issuance of this Note.

                  (f) Limitation on Liens. The Obligors and their subsidiaries shall not incur, or permit to exist any Lien (as defined below) of any nature whatsoever on any property of the Obligors and their subsidiaries (including the Capital Stock of any of the Obligors and their subsidiaries), whether owned as of the issue date of this Note or thereafter acquired, which secures Debt that ranks pari passu with or subordinated to this Note unless (i) if such Lien secures Debt that ranks pari passu with this Note, this Note is secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Debt that is subordinated to this Note, such Lien shall be subordinated to a Lien granted to the holder of this Note in the same collateral as that securing such Lien to the same extent as such subordinated Debt is subordinated to this Note; and except for Liens (i) in favor of any of the Obligors or (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmens', repairmens' or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings. As used herein, "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  14. Modification by Holders; Waiver. The Obligors may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Series A Subordinated Notes then outstanding, modify the terms and provisions of the Series A Subordinated Notes or the rights of the holders of the Series A Subordinated Notes or the obligations of the Obligors thereunder, and the observance by the Obligors of any term or provision of the Series A Subordinated Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Series A Subordinated Notes then outstanding; provided, however, that no such modification or waiver shall:

                  (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

                  (b) give any Series A Subordinated Note any preference over any other Series A Subordinated Note or other Debt issued pursuant to the Purchase Agreements; or

                  (c) reduce the applicable aforesaid percentages of Series A Subordinated Notes, the consent of the holders of which is required for any such modification.

                  Any such modification or waiver shall apply equally to all the holders of the Series A Subordinated Notes and shall be binding upon them, upon each future holder of any Note and upon the Obligors, whether or not such Note shall have been marked to indicate such modification or waiver, but any Series A Subordinated Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

                  15. Events of Default; Acceleration. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of any of the Obligors, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority and such Event of Default shall be continuing:

                  (a) default shall be made in the payment of the principal of any Note or the premium thereon, if any, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of ten days following written notice of such default to the Obligors; or

                  (c) default or breach shall be or shall have been made in the due observance or performance of any representation, covenant, condition or agreement on the part of any of the Obligors to be observed or performed pursuant to the Purchase Agreement or the terms hereof and such default shall continue for 15 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

                  (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of any Obligor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any of the Obligors or for any substantial part of any of their respective property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

                  (e) the commencement by any of the Obligors of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any of the Obligors or for any substantial part of any of their respective property, or the making by any of the Obligors of any assignment for the benefit of creditors, or the failure of any of the Obligors generally to pay its debts as such debts become due, or the taking of corporate action by any of the Obligors in furtherance of or which might reasonably be expected to result in any of the foregoing; or

                  (f) (i) failure to make any payment in respect of any Debt of the Obligors having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto (unless such failure is waived prior to the holders of the Notes declaring a default pursuant to this Section 15); or (ii) failure by the Obligors to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt referred to in clause (i) above, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Debt to be declared to be due and payable prior to its stated maturity (unless such failure is waived prior to the holders of the Notes declaring a default pursuant to this Section 15); or

                  (g) final judgment for the payment of money in excess $50,000 shall be rendered against the Obligors and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

                  (h) a Change of Control (as defined below) shall have occurred;

then, the holder or holders of at least 25% in aggregate principal amount of the Series A Subordinated Notes at the time outstanding may, at its or their option, by written notice to the Corporation and the Subsidiaries, declare all the Series A Subordinated Notes to be, and all the Series A Subordinated Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law; provided, however, that upon the occurrence of any of the events specified in subsections (d) or (e) of this Section 15, all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without any action required by the holders thereof whatsoever. As used herein, "Change of Control" means (i) any of the Obligors effects a merger, consolidation, share exchange or similar transaction with another corporation trust, limited liability company, any form of partnership, or other business enterprise (other than the consolidation or merger of a wholly-owned subsidiary of an Obligor with or into such Obligor or with or into any other wholly-owned subsidiary of an Obligor, and other than a merger involving the Corporation in which the holders of the Common Stock of the Corporation immediately prior to such merger hold at least 51% of the outstanding Capital Stock of the surviving corporation in any such merger or consolidation, on a fully-diluted basis, immediately after the merger and further provided that if an Obligor is not the surviving corporation in such merger or consolidation, the surviving corporation becomes a Future Obligor); (ii) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act and the regulations promulgated hereunder) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation having a majority of the total number of votes that may be cast for the election of directors of the Corporation; (iii) the Obligors on a consolidated basis sell, lease, abandon, transfer, or otherwise dispose of all or substantially all of their consolidated assets; (iv) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; or (v) any director is elected to the Corporation's Board of Directors without being nominated thereto by a majority of the Corporation's board of directors immediately prior to such election.

                  At any time after any declaration of acceleration has been made as provided in this Section 15 (except as provided under subsections (d) or (e) thereunder), the holders of at least 66 2/3% in principal amount of the Series A Subordinated Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, if (i) the any of the Obligors have paid all overdue installments of interest on the Notes and all principal (and premium, if any) that has become due otherwise than by such declaration of acceleration; and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                  WITHOUT LIMITING THE FOREGOING, THE OBLIGORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE OR THE NOTES AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE HOLDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE OBLIGORS HEREBY WAIVE ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT. THE CORPORATION AND THE SUBSIDIARIES FURTHER AGREE THAT ANY PROCESS REQUIRED TO BE SERVED ON THEM FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON THEM, WITH THE SAME EFFECT AS PERSONAL SERVICE ON THEM WITHIN THE STATE OF DELAWARE, BY REGISTERED MAIL ADDRESSED TO THEM AT THE OFFICE OR AGENCY SET FORTH IN SECTION 22 FOR PURPOSES OF NOTICES HEREUNDER.

                  16. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 15 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

                  In case of any default under any Note, the Obligors, jointly and severally, will pay to the holder thereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

                  17. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  18. Remedies Not Waived. No course of dealing between the Obligors and the holders of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

                  19. Subordination. (a) The obligation of the Obligors to pay the principal of and interest on this Note, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (i), (ii),
(iii) and (iv) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Obligors, whether or not outstanding on the date of this Note, from, or capital lease obligations payable to, any bank or other financial institution regularly engaged in the business of making loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (a) is guaranteed by any other entity or person (other than an Obligor); (b) is convertible into equity of an Obligor or which was purchased from an Obligor by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Obligor; or (c) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Notes.

                  (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Obligors or their respective creditors or property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of principal or interest is made upon this Note.

                  (ii) In any of the proceedings referred to in paragraph (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

                  (iii) In the event (A) any Obligor shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (B) any Obligor shall not pay a Senior Debt obligation at maturity or (C) any Obligor shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of (x) receipt by the holder of this Note of written notice from the holder of such Senior Debt or (y) if such event of default specified in clauses (A) through (C) above results from the acceleration of the Notes, the date of such acceleration, no such payment may be made by any Obligor upon or in respect of the Notes for a period commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending upon the earlier of
         (i) the date such Senior Debt shall have been paid in full and (ii) the date the holder of such Senior Debt shall have rescinded such acceleration or cured all such failures to pay when due.

                  (iv) In the event any Obligor shall default under any Senior Debt obligation and the effect of such default is to permit the holder of such Senior Debt to accelerate the maturity of such obligation, then upon the occurrence of (x) receipt by the holder of this Note of written notice from the holder of such Senior Debt or (y) if such event of default results from the acceleration of the Notes, the date of such acceleration, no such payment may be made by any Obligor upon or in respect of the Notes for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder hereof from the holder of such Senior Debt commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due. Not more than one Payment Blockage Period with respect to this Note may be commenced during any period of 360 consecutive days. For all purposes of this
         Section 19(a)(iv), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to

         Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

                  (b) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the principal of, and interest on, the Notes shall be paid in full, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Note, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 19 which otherwise would have been made to the holder of this Note shall be deemed a payment by any Obligor on account of the Senior Debt, it being understood that the provisions of this Section 19 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 19 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the any of the Obligor and the holder of this Note, the obligation of any of the Obligors, which are unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with the terms and the provisions of this Note or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder. The failure to make a payment on account of principal or interest on the Notes by reason of any provision of this Section 19 shall not be construed as preventing the occurrence of an Event of Default under Section 15.

                  (c) Notwithstanding any provision contained herein to the contrary, the indebtedness evidenced by this Note shall not (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future Debt of the Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured Debt of the Corporation except for such Debt as may be subordinate thereto.

                  20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  21. Headings. The headings of the Sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

                  22. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid,

                  (a) if to the Corporation or the Subsidiaries, at:

                           625 Avenue of the Americas
                           New York, NY 10011


                           with a copy to:

                           Breslow & Walker
                           875 Third Avenue
                           New York, NY 10022
                           Attention:  Howard S. Breslow, Esq.

                           after January 1, 1997:

                           767 Third Avenue
                           New York, NY  10011


                  (b) if to the holder of this Note, to its address set forth in the register maintained by the Corporation for the registration of transfer and exchange of Notes.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                            FIND/SVP, INC.


                                            By__________________________
                                                      President
[Corporate Seal]

Attest:

_________________________________
         Secretary

                                            FIND/SVP INTERNET SERVICES,
                                            INC.


                                            By__________________________
                                                      President
[Corporate Seal]

Attest:

_________________________________
         Secretary

                                   FIND/SVP PUBLISHED PRODUCTS, INC.

                                            By__________________________
                                                      President
[Corporate Seal]

Attest:

_________________________________
         Secretary

                                                                       EXHIBIT B

THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS DOCUMENT AND THE INDEBTEDNESS OR OTHER OBLIGATION DESCRIBED HEREIN OR EVIDENCED HEREBY IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS IN THE MANNER AND TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF OCTOBER 31, 1996 BY AND AMONG FIND/SVP, INC., FIND/SVP PUBLISHED PRODUCTS, INC., FURMAN SELZ SBIC, L.P. AND STATE STREET BANK AND TRUST COMPANY.

                                     WARRANT

                                 FIND/SVP, INC.
                           Stock Subscription Warrant

Warrant to Subscribe                                            October 31, 1996
for 900,000 shares

                           Void After October 31, 2006

                  THIS CERTIFIES that, for value received, FURMAN SELZ SBIC, L.P., a Delaware limited partnership, or its registered assigns, is entitled to subscribe for and purchase from FIND/SVP, INC., a New York corporation (hereinafter called the "Corporation"), at the price of $2.25 per share (such price as from time to time adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time prior to October 31, 2006, up to 900,000 (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant was issued pursuant to a certain Note and Warrant Purchase Agreement, dated as of October 31, 1996 (the "Purchase Agreement"), among the Corporation, certain subsidiaries of the Corporation, and Furman Selz SBIC, L.P. ("FS"), and the rights and benefits contained therein shall inure to the benefit of all subsequent holders of this Warrant. The Warrants issued pursuant to the Purchase Agreement and any warrant or warrants subsequently issued upon exchange or transfer thereof are hereinafter collectively called the "Warrants."

                  Section 1.  Exercise of Warrant.

                  (a) Method of Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and as further provided below in this Section l:

                  (i) Cash Exercise. By payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased;

                  (ii) Surrender of Notes. By surrender to the Corporation for cancellation of Initial Notes, Mandatory Notes or Option Notes (as each such term is defined in the Purchase Agreement), or of any portion of an Initial Note, a Mandatory Note or an Option Note, for which credit shall be given toward the Warrant Price for each share being acquired on a dollar-for-dollar basis with reference to the principal amount cancelled;

                  (iii) Net Issue Exercise. If no Initial Notes, Mandatory Notes or Option Notes (as those terms are defined in the Purchase Agreement) are outstanding, by an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being cancelled) on such date, in which event the Corporation, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of the Corporation's Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being cancelled, as at such date, multiplied by (B) the balance remaining after deducting (x) the Warrant Price, as in effect on such date, from (y) the fair market value of one share of the Corporation's Common Stock as at such date and dividing the result by (C) the fair market value of one share of the Corporation's Common Stock as at such date; or

                  (iv) Combined Payment Method. By satisfaction of the Warrant Price for each share being acquired in any combination of two or more of the methods described in clauses (i), (ii) and (iii) above.

                  (b) Definition of Fair Market Value. For the purposes of this
Section 1, "fair market value" shall mean, as to any security, as follows: if that security is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which that security is listed or admitted to trading, for the 60 trading days immediately preceding the date upon which the fair market value is determined (the "Determination Date"); if that security is not listed or admitted to trading on a national securities exchange but is quoted by the NASDAQ Stock Market ("NASDAQ"), the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average for each such day of the last reported bid and asked prices per share, for the 60 trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or any similar successor organization; and if that security is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the "fair market value" shall be the fair value thereof determined jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that if such parties are unable to reach agreement within 60 days after such determination becomes necessary, the "fair market value" shall equal the fair market value of all outstanding shares of Common Stock of the Corporation divided by the number of shares of Common Stock outstanding, such fair market value to be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. The fees and expenses of any such investment banking firm shall be shared and paid equally by the Corporation and the holder(s) of such Warrants who have required valuation. Anything in this paragraph (b) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof), (determined in accordance with the foregoing provisions of this paragraph (b)); minus (ii) the aggregate Warrant Exercise Price of the Warrant (or such portion thereof).

                  (c) Delivery of Certificates, Etc. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                  Section 2.  Put Right; Subordination.

                           (a)      Put Right for Warrants.  If for ten of the
twelve months immediately preceding October 31, 2001, the Common Stock does not have a daily average trading volume of at least 25,000 shares, as reported each day in The Wall Street Journal (or other national business publication) and any Warrants remain outstanding, then the holders of the Warrants shall have the option (the "Put Right") commencing on October 31, 2001 and expiring on December 31, 2001 (the "Put Period") to sell to the Company, and the Company shall have the obligation to purchase, any or all outstanding Warrants, at a price equal to the fair market value of the Warrants (as such term is defined in Section 1(b) hereof) (the "Put Payment Amount"). To exercise its Put Right, such holder shall notify the Company in writing during the Put Period of its intention to exercise such Put Right. Within ten days following delivery of such Notice, a closing shall take place; at such closing such holder shall surrender the Warrants with respect to which the Put Right has been exercised, and the Company shall pay to such holder one-third (1/3) of the Put Payment Amount in cash, and the remainder of the Put Payment Amount shall be paid in two equal installments on each of the first and second anniversary of such closing, plus interest at the annual rate of 10%, payable at the time of each installment.

                           (b)      Subordination.  (i) The obligation of the
Corporation to pay the Put Payment Amount, shall be subordinate and junior in right of payment to the extent set forth in the following paragraphs (A), (B) and (C) to all Senior Debt. As used herein, "Senior Debt" means the principal of, premium, if any, and interest (including post-petition interest at the contract rate in any bankruptcy, insolvency or similar proceeding with respect to the Corporation) on, and other amounts payable on or in connection with indebtedness for money borrowed by the Corporation, whether or not outstanding on the date or this Note, from, or capital lease obligations payable to, any bank or other financial institution regularly engaged in the business of making loans or extending credit; provided, that Senior Debt shall not include any such indebtedness or capital lease obligations which (i) is guaranteed by any other entity or person (other than a subsidiary of the Corporation); (ii) is convertible into equity of the Corporation or any subsidiary of the Corporation (a "Subsidiary") or which was purchased from the Corporation or any Subsidiary by such bank or financial institution along with capital stock, warrants or other rights to receive an equity interest, profit participation or similar rights in the Corporation or such Subsidiary; or (iii) provides in any documentation evidencing such indebtedness or capital lease obligation that such indebtedness or capital lease obligation is not superior in right of payment to the Put Payment Amount.

                  (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its respective creditors or property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full, before any payment on account of the Put Payment Amount.

                  (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Warrant shall be paid or delivered directly to the holders of Senior Debt for application in payment thereof, unless and until all Senior Debt shall have been paid in full.

                  (C) In the event (1) the Corporation shall default under any Senior Debt obligation and the effect of such default is to accelerate the maturity of such obligation, (2) the Corporation shall default under any Senior Debt obligation and as a result thereof the holder thereof shall cause such obligation to become due prior to the stated maturity thereof, (3) the Corporation shall not pay a Senior Debt obligation at maturity or (4) the Corporation shall not make any payment of principal or interest under any document evidencing Senior Debt when due, then upon the occurrence of receipt by the holder of this Warrant of written notice from the holder of such Senior Debt, no such payment may be made by the Corporation upon or in respect of the Put Payment Amount for the period (the "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated earlier by written notice to the holder hereof from the holder of such Senior Debt commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event shall a Payment Blockage Period extend beyond 179 days from the date the Put Payment Amount was due. Not more than one Payment Blockage Period with respect to the Put Payment Amount may be commenced during any period of 360 consecutive days. For all purposes of this Section 2(b)(i)(C), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holder of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 30 consecutive days.

                  (ii) Subject to the payment in full of all Senior Debt as aforesaid, the holder of this Warrant shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Debt, until the Put Payment Amount has been paid or the Put Period shall have expired and no Put Right shall have been exercised, and, as between the Corporation, its creditors other than the holders of Senior Debt, and the holders of this Warrant, no such payment or distribution made to the holders of Senior Debt by virtue of this Section 2(b) which otherwise would have been made to the holder of this Warrant shall be deemed a payment by the Corporation on account of the Senior Debt, it being understood that the provisions of this Section 2(b) are and are intended solely for the purposes of defining the relative rights of the holder of this Warrant, on the one hand, and the holders of the Senior Debt, on the other hand. Subject to the rights, if any, under this Section 2(b) of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Warrant, nothing herein shall either impair, as between the Corporation and the holder of this Warrant, the obligations of the Corporation, which are unconditional and absolute, to pay to the holder hereof the Put Payment Amount in accordance with the terms and provisions of this Warrant or prevent the holder of this Warrant from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

                  (iii) Notwithstanding any provision contained herein to the contrary, the obligation to pay the Put Payment Amount shall not (i) be subordinated to claims of any trade creditors of the Corporation or (ii) be subordinated in right of payment to the payment of any existing or future debt of the Corporation which is not Senior Debt; but rather shall rank equally with all existing and future unsecured debt of the Corporation except for such debt as may be subordinate thereto.

                  Section 3. Early Expiration of Warrants. If (a) after the date hereof the Company completes a firm underwritten secondary public offering at a price to public of $7.00 or more per share of Common Stock, and gross proceeds to the Company therefrom equals or exceeds $20 million, and (b) within 60 days after the closing of the sale of such shares, the Company notifies the holder of this Warrant in writing that the Warrants will expire at 5:00 p.m. NY time on the 60th day after such holder's receipt of such notice then this Warrant shall expire at such time.

                  Section 4.   Adjustment of Warrant Price and Number of
Shares.

                           (a) In General. The number of shares of Common Stock
for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Corporation shall give the Holder hereof notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                           (b) Dividends, Subdivisions, Combinations and
Issuances. In the event that the Corporation subsequent to the date of issuance hereof shall:

                           (i) declare a dividend upon, or make any distribution
in respect of, any of its stock, payable in Common Stock, securities convertible or exchangeable into Common Stock ("Convertible Securities") or rights to purchase Common Stock ("Stock Purchase Rights"), or

                           (ii) subdivide its outstanding shares of Common Stock
into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding shares of Common Stock
into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event (assuming the conversion of all Convertible Securities or exercise in full of Stock Purchase Rights, as the case may be, at the time of issuance of such Convertible Securities or Stock Purchase Rights by the record holder thereof) and (ii) the Warrant Price shall be adjusted to equal the Warrant Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which this Warrant is exercisable immediately after such adjustment.


                           (c) Readjustment of Warrant Price. In the event the
rate at which any Convertible Securities which are issued pursuant to Section 4(b)(i) above are convertible into or exchangeable for additional shares of Common Stock shall change, the Warrant Price and the number of shares of Common Stock for which this Warrant may be exercised in effect at the time of such event shall forthwith be readjusted to the Warrant Price and number of shares of Common Stock which would have been in effect at such time had such Convertible Securities provided for such conversion rate at the time initially issued. On the expiration of any such Stock Purchase Rights not exercised or of any such right to convert or exchange under any such Convertible Securities not exercised, (i) the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued, and (ii) the number of shares of Common Stock for which this Warrant may be exercised then in effect hereunder shall forthwith be decreased to the number of shares of Common Stock which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Warrant Price pursuant to this Subsection (c) shall have the effect of increasing the Warrant Price by an amount in excess of the adjustment originally made to the Warrant Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

                           (d) No Adjustments under Certain Circumstances.
Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Warrant Price in the case of:

                           (i) the issuance of shares of Common Stock upon the
exercise in whole or part of the Warrants issued pursuant to the Purchase Agreement; or

                           (ii) the declaration of a dividend on or the
distribution in respect of any of its Stock, payable in Convertible Securities or Stock Purchase Rights if at the time of such declaration or distribution such Convertible Securities or Stock Purchase Rights are issued to all of the holders of the Warrant based upon the number of shares of Common Stock for which this Warrant is exercisable at the time of such declaration or distribution; provided, however, that such Convertible Securities may not be converted and such Stock Purchase Rights may not be exercised until the right to purchase shares of Common Stock on which such Convertible Securities or Stock Purchase Rights were issued is exercised pursuant to the terms of this Warrant.

                           (e) Record Date. In case the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Stock Purchase Rights or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Stock Purchase Rights or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (f) Reorganization, Reclassification, Consolidation,
Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation, merger or share exchange of the Corporation with another corporation, trust, limited liability company, any form of partnership or any other business entity, or the sale, lease, abandonment, transfer or other disposal of all or substantially all of its assets to another corporation, trust, limited liability company, any form of partnership or any other business entity, or the sale of all or substantially all of the Outstanding Common Stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of this Warrant, the kind and amount of shares of stock, securities or assets (including cash) as may be issued or payable upon such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of such Common Stock ("Successor Securities") equal to the number of shares of such stock immediately theretofore so receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or the issuer of the Successor Securities, if other than such successor corporation, shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant (in form satisfactory to such holder) at the last address of such holder appearing on the books of the Corporation, (i) the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive and (ii) all of the obligations of the Corporation with respect to any Registration Rights Agreement between any holder of this Warrant and the Corporation including the Registration Rights Agreement contemplated by the Purchase Agreement and attached thereto as Exhibit C.

                           (g) Notice of Adjustment. Upon any adjustment of the
Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (h) Certain Events. If any event occurs as to which
in the opinion of the Board of Directors of the Corporation the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions to protect against dilution, then such Board of Directors shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

                           (i) Stock to Be Reserved. The Corporation will at all
times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

                           (j) Issue Tax. The issuance of certificates for
shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

                           (k) Closing of Books. The Corporation will at no time
close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                           (l) Definition of Common Stock. As used herein the
term "Common Stock" shall mean and include the Common Stock, par value $.0001 per share, of the Corporation as authorized on the date hereof and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $.0001 per share, of the Corporation on the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  Section 5.  Notices of Record Dates.  In the event of

                  (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

                  Section 6. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of October 31, 1996, between the Corporation and FS.

                  Section 7. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

                  Section 8. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Corporation may affix upon this Warrant the following legend:

                  "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended."

The holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

                  "The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of

         1933, as amended. Neither the securities evidenced hereby, nor any interest therein, may be offered, sold, transferred, encumbered or otherwise disposed of unless either (i) there is an effective registration statement under said Act relating thereto or (ii) the Corporation has received an opinion of counsel, reasonably satisfactory in form and substance to the Corporation, stating that such registration is not required."

                  Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                  Section 10. Undertakings. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Corporation's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Corporation, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Warrant holder will give: (i) assurances in writing, satisfactory to the Corporation, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Corporation to rely on exemptions from the registration or qualification requirements of applicable laws with respect to such exercise, and (iii) its cooperation to the Corporation in connection with such compliance.

                  Section 11. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

                  IN WITNESS WHEREOF, Find/SVP, Inc. has executed this Warrant on and as of the day and year first above written.

                                 FIND/SVP, INC.



                                                  By____________________________

                             SUBSCRIPTION AGREEMENT



To:

Dated:

                  The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase __________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor (at the price per share provided by such Warrant [in cash] [by surrender of Initial Notes, Mandatory Notes or Option Notes (as each such term is defined in the Note and Warrant Purchase Agreement, dated as of October 31, 1996 between the Corporation, Furman Selz SBIC, L.P. [as provided in Section 1(a)(iii) of such Warrant].



                                              Signature ________________________

                                              __________________________________

                                              Address __________________________

                                              __________________________________

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, (the "Agreement") dated as of October 31, 1996, by and between FIND/SVP, INC., a Delaware corporation (the "Corporation") and FURMAN SELZ SBIC, L.P., a Delaware limited partnership (the "Purchaser").

                  WHEREAS, the parties hereto have entered into a Note and Warrant Purchase Agreement dated as of even date herewith; and

                  WHEREAS, pursuant to such agreement, Purchaser has agreed to acquire Warrants (as defined below) from the Corporation; and

                  WHEREAS, it is a condition precedent to the Purchaser's obligations under such agreement that the parties hereto enter into this Agreement; and

                  WHEREAS the Corporation wishes to grant registration rights for shares of the Corporation's stock acquirable by the Purchaser pursuant to the exercise of the Warrants;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:


1.       Definitions

                  As used herein, the following terms have the following respective meanings:

                  "Common Stock" means the Common Stock, par value $.0001 per share, of the Corporation.

                  "Covered Shares" means the Registrable Securities of the Selling Holders included in a registration statement pursuant to the terms hereof.

                  "Demand Registration" has the meaning given to that term in Section 2 hereof.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Holders" means, collectively, the holders of Registrable Securities granted registration rights pursuant to this Agreement. A person shall be deemed to be a Holder whenever person owns Registrable Securities or has the right to acquire Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

                  "Indemnified Party" has the meaning given to that term in Section 6 hereof.

                  "Indemnifying Party" has the meaning given to that term in Section 6 hereof.

                  "Majority Selling Holders" means the Selling Holders holding a majority of the Covered Shares.

                  "Purchase Agreement" means the Note and Warrant Purchase Agreement, dated as of October 31, 1996 among the Corporation, the Purchaser, FIND/SVP Internet Services, Inc., a Delaware corporation and Find/SVP Published Products, Inc., a
Delaware corporation.

                  "Registrable Securities" means the Warrant Shares and any Common Stock issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 are met, or (iii) it has been otherwise transferred, the Corporation has delivered a new certificate or other evidence of ownership for it not bearing any restrictive legend citing the absence of registration thereof and it may be resold without subsequent registration under the Securities Act.

                  "Registration Expenses" has the meaning given to that term in
Section 12 hereof.

                  "Requesting Holder" has the meaning given to that term in
Section 2 hereof.

                  "SEC" means the U.S Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement in accordance with the terms hereof.

                  "Warrants" mean any Warrants issued by the Corporation pursuant to the Purchase Agreement.

                  "Warrant Shares" mean shares of Common Stock issued or issuable upon exercise of the Warrants.

                  All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.


2.       Demand Registration.

                  (a) Subject to the provisions hereof, at any time on or after the date hereof, the Holder or Holders of a majority (by number of shares of Warrant Shares) of the Registrable Securities (the "Requesting Holders") may make a written request to the Corporation for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Requesting Holders' Registrable Securities (a "Demand Registration"); provided, that (x) the Corporation need not effect the Demand Registration unless the sale of Registrable Securities held by the Requesting Holders pursuant to the Demand Registration will result in receipt by such Requesting Holders of at least $1,000,000 in aggregate net proceeds, and (y) the Corporation may defer the Demand Registration for a single period not to exceed 180 days, if the Board of Directors of the Corporation determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition, disposition or public offering it would be inadvisable to effect the Demand Registration at such time. Within 10 days after receipt of the request for a Demand Registration, the Corporation will serve written notice (the "Notice") of such registration request to all Holders of Registrable Securities. Subject to Section 2(d) below, the Corporation will include in any Demand Registration all Registrable Securities of the Holders for which the Corporation has received written requests for inclusion therein from such Holder within 15 business days after the receipt by the applicable Holder of the Notice. All requests for the sale of Registrable Securities in any Demand Registration made pursuant to this Section 2(a) will specify the aggregate number of the Registrable Securities to be registered.

                  (b) Unless the Demand Registration is effected by an offering on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act, a Demand Registration shall be effected pursuant to a firm commitment underwritten registration and offering, the managing underwriter of which shall be a nationally-recognized investment banking firm named by the Majority Selling Holders and reasonably acceptable to the Corporation. The Corporation agrees that the firm of Furman Selz Inc. is acceptable to the Corporation.

                  (c) The Holders shall be entitled to no more than one Demand Registration, and the expenses (including the reasonable fees and expenses of one counsel for the Holders in accordance with Section 12) thereof shall be borne by the Corporation and Holders as set forth in Section 12. A Demand Registration will not be counted as a Demand Registration hereunder until such

Demand Registration has been declared effective (and Section (a)(3) of Rule 430A under the Securities Act shall have been complied with, if applicable) and maintained continuously effective for a period (i) in the case of an underwritten offering, of at least six months or such shorter period until all Registrable Securities included therein have been sold in accordance with such Demand Registration or (ii) in the case of an offering on a continuous or delayed basis, such period until all Registrable Securities included therein have been sold in accordance with such Demand Registration; provided, however, if a Demand Registration is withdrawn prior to effectiveness thereof at the request of the holders of a majority of the Registrable Securities included therein due to reasons other than material adverse changes in the Corporation's condition, financial or otherwise, since the written request for the Demand Registration was delivered to the Corporation, the Demand Registration will be counted hereunder unless such Holders agree to pay the expenses incurred by the Corporation in connection therewith.

                  (d) If the managing underwriter of a Demand Registration advises the Corporation in writing (with a copy to the Requesting Holders and each other Holder requesting inclusion of Registrable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the Demand Registration exceeds the number which can be sold in such offering, then the Corporation will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the following order of priority: (i) first, the Registrable Securities that the Requesting Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Requesting Holders); (ii) second, Registrable Securities that other Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such other Holders); and (iii) third, securities held by all other parties.

3.       Piggy-Back Registration

                  (a) Subject to the provisions of this Section 3, if the Corporation at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act, whether or not for sale for its own account (other than pursuant to Section 2 hereof), and the registration form to be used may be used for the registration of Registrable Securities, the Corporation each such time will give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than ten days before the anticipated filing date), and such notice shall offer the Holder the opportunity to include such number of Registrable Securities in the registration as the Holder may request.

                  (b) The Corporation shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering on the same terms and conditions as any similar securities of the Corporation included therein. Notwithstanding the foregoing, if the managing underwriter of such registration advises the Corporation in writing (with a copy to the Requesting Holders and each other Holder requesting inclusion of Registrable Securities therein) that, in its opinion, the number of Registrable Securities requested to be included in the registration exceeds the number which can be sold in such offering, then the Corporation will include in such registration only the number of Registrable Securities recommended by the managing underwriter, selected in the following order of priority: (i) first, the securities that the Corporation intends to be included in such registration;
(ii) second, Registrable Securities that Holders have requested to be included in such registration (pro rata according to the Registrable Securities proposed to be included in the registration by such Holders); and (iii) third, securities held by all other parties.

4.       Holdback Agreements

                  (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder agrees not to effect any public sale or distribution of Common Stock, including a sale pursuant to Rule 144, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed pursuant hereto (except as part of such registration), if and to the extent requested by the Corporation in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                  (b) Restrictions on Public Sale by the Corporation and Others. The Corporation agrees (i) not to effect any public sale or distribution of any Common Stock (other than pursuant to a registration statement on Form S-8 or any successor form), during the 14 days before, and during the 90-day period beginning on, the effective date of any registration statement filed hereunder (except as part of such registration statement); and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Corporation issues or agrees to issue any privately placed securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144; provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

5.       Registration Procedures.

                  Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 or Section 3 hereof, the Corporation will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Corporation will as expeditiously as possible (provided that nothing contained herein prohibits the Corporation from abandoning a registration in which Holders have requested to participate pursuant to Section 3 hereof):

                  (a) prepare and file with the SEC a registration statement (but in any event within 90 days after the end of the period within which requests may be given to the Corporation) on any form for which the Corporation then qualifies or which counsel for the Corporation deems appropriate and which form is available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided that (i) before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to one counsel selected by the Majority Selling Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Corporation will promptly notify each Selling Holder of any stop order issued or, to the knowledge of the Corporation, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period which will terminate when all Covered Shares have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable, and not longer than nine months after the effective date of such registration statement) and comply with the provisions of the Securities Act with respect to the disposition of all Covered Shares during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in the registration statement;

                  (c) furnish to each Selling Holder, before filing the registration statement, if requested, copies of the registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement (including each preliminary prospectus) and such other document as such Selling Holder may reasonably request in order to facilitate the disposition of the Covered Shares owned by such Selling Holder;

                  (d) use its best efforts to register or qualify the Covered Shares under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of its Covered Shares; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause the Covered Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable Selling Holders to consummate the disposition of the Covered Shares owned by such Selling Holders;

                  (f) notify each Selling Holder, at any time when a prospectus relating to Covered Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Covered Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

                  (g) enter into customary agreements (including an underwriting agreement in customary form if the distribution of the Covered Shares is otherwise to be made in an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Covered Shares;

                  (h) make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records") as are reasonably necessary to enable them to exercise due diligence, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the registration statement. Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (i) in the event an offering of Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Corporation's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of twelve months, beginning within three months after the effective date of the registration statement;

                  (k) use its best efforts to cause all Covered Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed; and

                  (l) provide a transfer agent and registrar for all of the Covered Shares not later than the effective date of such registration statement.

In any underwritten public offering contemplated by Section 2 or Section 3, the Holders shall be entitled to sell their Warrants to the underwriters for exercise and sale of the Warrant Shares issued upon the exercise thereof.

6.       Indemnification.

                  (a) Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder, its officers, directors, employees and agents, and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Covered Shares, in any amendment or supplement thereto, in any preliminary prospectus, or arising out of or based upon any omission or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Corporation by such Selling Holder or on such Selling Holder's behalf expressly for use therein.

                  (b) Indemnification by the Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its directors and officers and each party, if any, who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

                  (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) is brought or asserted against any party entitled to indemnification under clauses (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party will assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and will assume the payment of all expenses. Such Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party has been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The Indemnifying Party will not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

7.       Contribution

                  If for any reason the indemnification provided for in the preceding Sections 6(a) and 6(b) is unavailable to an Indemnified Party as contemplated by those sections, then the Indemnifying Party will contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Selling Holder will be required to contribute in an amount greater than the difference between the net proceeds received by such Selling Holder with respect to the sale of any Registrable Securities and all amounts already contributed by such Selling Holder with respect to such claims.

8.       Participation in Underwritten Registrations

                  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the parties entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence, no Holder shall be required to make any representations or warranties to, or make any agreements with the Corporation or any underwriter other than representations, warranties or agreements regarding such Holder or such Holder's intended method of distribution.

9.       Rule 144

                  The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

10.      Information

                  The Corporation may require each Selling Holder to promptly furnish in writing to the Corporation such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

11.      Amended or Supplemented Prospectus

                  Each Selling Holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in
Section 5(f) hereof, such Selling Holder will forthwith discontinue disposition of any Covered Shares pursuant to the registration statement covering such Covered Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by the Corporation, each Selling Holder will deliver to the Corporation all copies, other than permanent file copies then in such Selling Holder's possession, all prospectuses covering such Covered Shares at the time of receipt of such notice, and shall not effect any transaction with respect to any Covered Shares except pursuant to the supplemented or amended prospectus. In the event the Corporation gives such notice, the Corporation will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 5(f) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(f) hereof to the date when the Corporation makes available to each Selling Holder a prospectus supplemented or amended to conform with the requirements of Section 5(f) hereof.

12.      Registration Expenses

                  In connection with any registration statement filed pursuant to Section 2 or Section 3 hereof, the Corporation will pay all registration expenses (the "Registration Expenses"), including but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, subject to the provisions of Section 5(d), (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Covered Shares), (iii) printing expenses, (iv) internal expenses of the Corporation (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Covered Shares, (vi) fees and disbursements of counsel for the Corporation and customary fees and expenses for independent certified public accountants retained by the Corporation (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(i) hereof), (vii) the fees and expenses of any special experts retained by the Corporation in connection with such registration, and (viii) reasonable fees and expenses of one law firm (designated by the Majority Selling Holders and reasonably acceptable to the Corporation) acting as counsel for the Selling Holders in connection with the registration hereunder; provided, however, the Corporation will not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Covered Shares (which will be the obligation of the Selling Holders) or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Selling Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

13.      Registration Rights.

                  The Corporation agrees that it will not enter into any agreement or arrangements which would grant any party a right to participate in any registration that is superior to or in contravention of the rights to participate set forth in this Agreement.

14.  Parties in Interest.

                  (a) This Agreement is for the benefit of any Holder irrespective of whether such Holder is a signatory to this Agreement.

                  (b) All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto, whether so expressed or not, including subsequent Holders of Registrable Securities.

15.  Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, or sent by recognized courier service addressed as follows:

                  (a)      if to the Corporation, at

                           625 Avenue of the Americas
                           New York, NY 10011
                           with a copy to:

                           Breslow & Walker
                           875 Third Avenue
                           New York, NY 10022
                           Attention:  Howard S. Breslow, Esq.

                           and after January 1, 1997

                           767 Third Avenue
                           New York, NY 10111

                  (b)      if to Furman Selz at:

                           230 Park Avenue
                           New York, NY 10169
                           Attention:  Brian P. Friedman

                           with a copy to:

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attention:  Carmen J. Romano, Esq.

                  (c) if to any Holder, to such Holder at its address appearing on the records of the Corporation;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

16. LAW GOVERNING.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.  Entire Agreement.

         This Agreement constitutes the entire Agreement of the parties with respect to the subject mater hereof and may not be modified or amended except in writing.

18.  Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                 FIND/SVP, INC.



                                 ____________________________
                                 By:



                                 FURMAN SELZ SBIC, L.P.

                                 By:  FURMAN SELZ INVESTMENTS LLC,
                                          its General Partner


                                          ____________________________
                                          By: